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                                                             EXHIBIT NO. 99.1(c)

                              MFS SERIES TRUST XII

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

     Pursuant to Section 6.10 of the Amended and Restated Declaration of Trust dated June 29, 2005, as amended (the "Declaration"), of MFS Series Trust XII, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Sector Rotational Fund (the "Fund"), a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

     1.   The class of Shares is designated "Class B Shares";

     2. Class B Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

     3. The purchase price of Class B Shares, the method of determination of the net asset value of Class B Shares, the price, terms and manner of redemption of Class B Shares, and relative dividend rights of holders of Class B Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended;

     4. All shares of the Fund shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

     5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

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IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of 27th June, 2006, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


ROBERT E. BUTLER                          ROBERT J. MANNING
---------------------------------------   --------------------------------------
Robert E. Butler                          Robert J. Manning
804 W. Park Avenue                        13 Rockyledge Road
State College PA 16803                    Swampscott MA 01907


LAWRENCE H. COHN                          LAWRENCE T. PERERA
---------------------------------------   --------------------------------------
Lawrence H. Cohn                          Lawrence T. Perera
45 Singletree Road                        18 Marlborough Street
Chestnut Hill MA 02467                    Boston MA 02116


DAVID H. GUNNING                          ROBERT C. POZEN
---------------------------------------   --------------------------------------
David H. Gunning                          Robert C. Pozen
2571 N. Park Blvd.                        9 Arlington Street
Cleveland Heights OH 44106                Boston MA 02116


WILLIAM R. GUTOW                          J. DALE SHERRATT
---------------------------------------   --------------------------------------
William R. Gutow                          J. Dale Sherratt
3 Rue Dulac                               86 Farm Road
Dallas TX 75230                           Sherborn MA 01770


MICHAEL HEGARTY                           LAURIE J. THOMSEN
---------------------------------------   --------------------------------------
Michael Hegarty                           Laurie J. Thomsen
177 Old Briarcliff Road                   235 Nashawtuc Road
Briarcliff Manor NY 10510                 Concord MA 01742


J. ATWOOD IVES                            ROBERT W. UEK
---------------------------------------   --------------------------------------
J. Atwood Ives                            Robert W. Uek
17 West Cedar Street                      536 Tierra Mar Lane
Boston MA 02108                           Naples FL 34108